                                                                   EXHIBIT 10.36

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                           I. PARK LAKE SUCCESS, LLC,

                                    LANDLORD

                               DEALERTRACK, INC.,

                                     TENANT

                           --------------------------

                                      LEASE

                           --------------------------

                          PREMISES: 1111 Marcus Avenue
                                    Lake Success, New York

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

                                TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE I.......................................................................   8
       Demised Term.............................................................   8

ARTICLE II......................................................................  10
       Rent.....................................................................  10

ARTICLE III.....................................................................  10
       Use of the Demised Premises..............................................  10

ARTICLE IV......................................................................  11
       Completion and Occupancy.................................................  11

ARTICLE V.......................................................................  12
       Alterations..............................................................  12

ARTICLE VI......................................................................  14
       Repairs..................................................................  14

ARTICLE VII.....................................................................  15
       Intentionally Omitted....................................................  15

ARTICLE VIII....................................................................  15
       Compliance With Laws.....................................................  15

ARTICLE IX......................................................................  16
       Subordination, Attornment, Notice to Lessors and Mortgagees..............  16

ARTICLE X.......................................................................  18
       Condemnation.............................................................  18

ARTICLE XI......................................................................  19
       Assignment and Subletting................................................  19

ARTICLE XII.....................................................................  24
       Electricity And Gas......................................................  24

ARTICLE XIII....................................................................  27
       Access to Demised Premises...............................................  27

ARTICLE XIV.....................................................................  28
       Base Rent and Additional Rent............................................  28

ARTICLE XV......................................................................  29
       Real Estate Tax Escalation...............................................  29

ARTICLE XVI.....................................................................  31
       Bankruptcy...............................................................  31

ARTICLE XVII....................................................................  32
       Damage by Fire or Other Cause............................................  32

ARTICLE XVIII...................................................................  34
       Insurance................................................................  34

ARTICLE XIX.....................................................................  35
       Services and Equipment...................................................  35

ARTICLE XX......................................................................  38
       Rules and Regulations....................................................  38

ARTICLE XXI.....................................................................  38
       Liability of Landlord....................................................  38

ARTICLE XXII....................................................................  39
       Indemnification of Landlord..............................................  39

ARTICLE XXIII...................................................................  39
       Parking and Common Area Use..............................................  39

ARTICLE XXIV....................................................................  40
       Right to Perform.........................................................  40

ARTICLE XXV.....................................................................  40
       Defaults ................................................................  40

ARTICLE XXVI....................................................................  43
       Covenant of Quiet Enjoyment..............................................  43

ARTICLE XXVII...................................................................  43
       Brokerage................................................................  43

ARTICLE XXVIII..................................................................  43
       Estoppel Certificate.....................................................  43

ARTICLE XXIX....................................................................  44
       Surrender of Premises....................................................  44

ARTICLE XXX ....................................................................  45
       Partial Invalidity.......................................................  45

ARTICLE XXXI....................................................................  45
       No Waivers by Landlord...................................................  45

ARTICLE XXXII...................................................................  46
       Waivers by Tenant........................................................  46

ARTICLE XXXIII..................................................................  46
       Exculpation..............................................................  46

ARTICLE XXXIV...................................................................  47
       Effect of Conveyance by Landlord.........................................  47

ARTICLE XXXV....................................................................  47
       Notices..................................................................  47

ARTICLE XXXVI...................................................................  48
       Security.................................................................  48

ARTICLE XXXVII..................................................................  50
       Successors and Assigns...................................................  50

ARTICLE XXXVIII.................................................................  50
       Entire Agreement; Modification...........................................  50

ARTICLE XXXIX...................................................................  50
       Arbitration..............................................................  50

ARTICLE XL......................................................................  51
       Medical and Toxic Waste..................................................  51

ARTICLE XLI.....................................................................  51
       Captions/Recording.......................................................  51

ARTICLE XLII....................................................................  52
       Building and Parking Lot Alterations and Management......................  52

ARTICLE XLIII...................................................................  52
       Storage Space............................................................  52

ARTICLE XLIV....................................................................  52
       Expansion Option.........................................................  52

ARTICLE XLV.....................................................................  54
       Miscellaneous............................................................  54

EXHIBIT A.......................................................................
       SITE PLAN OF PROJECT WITH LOCATION OF DEMISED PREMISES...................

EXHIBIT B.......................................................................
       LEGAL DESCRIPTION........................................................

EXHIBIT C.......................................................................
       LANDLORD'S WORK..........................................................

EXHIBIT D.......................................................................
       SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT..................

EXHIBIT E.......................................................................
       SIGNAGE PLAN.............................................................

EXHIBIT F.......................................................................
       HOLIDAYS.................................................................

EXHIBIT G.......................................................................
       CLEANING SPECIFICATIONS..................................................

EXHIBIT H.......................................................................
       RULES AND REGULATIONS....................................................

EXHIBIT I.......................................................................
       PARKING PLAN.............................................................

EXHIBIT J ......................................................................
       STORAGE SPACE............................................................

      AGREEMENT OF LEASE, made as of this ____day of _____, 2004, between I. PARK LAKE SUCCESS, LLC, a Delaware limited liability company, having an office at 485 West Putnam Avenue, Greenwich, Connecticut 06830 (hereinafter, "Landlord") and DEALERTRACK, INC., a ____________________________, having an office at _______________________(hereinafter, "Tenant").

                              W I T N E S S E T H :

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE I

                                  Demised Term

      1.01. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space substantially as shown shaded on the diagram attached hereto and made a part hereof as Exhibit "A" in the main building known as 1111 Marcus Avenue, Lake Success, New York (hereinafter, the "Building"), situated upon a plot of land (hereinafter, the "Land") in the Town of North Hempstead, Village of Lake Success, County of Nassau and State of New York, as more particularly described on Exhibit B attached hereto and made a part hereof, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the Term of this Lease are attached thereto (except items not deemed to be included therein and removable by Tenant as provided in
Article V hereof), which space, fixtures, equipment, improvements, installations and appurtenances are hereinafter sometimes called the "Demised Premises," for a "Term" of ten (10) years and six (6) months (or until such Term shall sooner terminate as hereinafter provided), to commence on the date upon which the Demised Premises shall have been rendered substantially ready for occupancy by Landlord or such earlier date that Tenant begins conducting business in the Demised Premises (hereinafter, the "Commencement Date"), and to end at midnight on the last day of the one hundred twenty sixth (126th) month after the Commencement Date (hereinafter, the "Expiration Date"), said Commencement Date and Expiration Date being subject to the further provisions of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to terminate this Lease effective upon the fifth (5th) anniversary of the Commencement Date provided (i) it shall send a notice to said effect to Landlord no later than the fourth (4th) anniversary of the Commencement Date and (ii) it shall send to Landlord a certified check payable to the order of Landlord in the amount of $700,000 (hereinafter, the "Termination Payment") on or prior to the fifth (5th) anniversary of the Commencement Date. In the event Tenant shall fail timely to send such notice, Tenant shall be deemed to have waived its right to terminate this Lease as provided herein. The annual Base Rent (as defined herein) payable by Tenant to Landlord shall be as set forth in Section 14.01 of this Lease and shall be paid pursuant to the provisions of Article II of this Lease. Promptly following the Commencement Date, the parties hereto shall enter into a supplemental certificate fixing the actual Commencement Date and the stated Expiration Date and certifying that any improvements required to be made by Landlord have been substantially completed. The parties agree that the rentable square foot area of the Demised Premises for the purposes of this Lease is 39,831 square feet ("Rentable Square Feet").

      1.02. The terms defined in this Article shall, for all purposes of this Lease, and all agreements supplemental hereto, have the meanings specified herein, unless the context requires otherwise.

      1.02.1 "Term" shall mean that period between the Commencement Date and the Expiration Date, or such earlier date(s) on which such term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

      1.02.2 "Tenant's Pro Rata Share" shall be 2.982 percent. Tenant's Pro Rata Share means the percent determined from time to time by Landlord by dividing the floor area of the rentable space in the Building occupied by Tenant (including the storage space set forth in Article 43) by the floor area of the rentable space in all of the buildings now or hereafter situated on the Land and multiplying the resulting quotient (to the fourth decimal place) by 100.

      1.02.3. "Lease Year" shall mean any consecutive twelve (12) month period commencing on the Commencement Date, or the first day of the month following the Commencement Date, if the Commencement Date is any day other than the first day of a month, or any anniversary thereof.

      1.02.4. "Common Areas" shall mean the lobbies, entrances, hallways, bathrooms, stairs, elevators, off-street loading berths, and other public portions and common areas or building service areas of the Building and the non-exclusive outdoor parking areas associated with the Building.

      1.02.5. "Commencement Date" shall have the meaning set forth on Page 1 hereof.

      1.02.6. "Expiration Date" shall have the meaning set forth on Page 1 hereof.

      1.02.7. "Rent Commencement Date" shall mean the Commencement Date.

      1.02.8. "Base Rent" shall have the meaning set forth in Article XIV.

      1.02.9. "Additional Rent" shall have the meaning set forth in Article XIV.

      1.2.10. "Land" shall have the meaning set forth on Page 1 hereof.

      1.2.11 "Lease Month" shall mean any calendar month following the Commencement Date, or the first full calendar month following the Commencement Date, if the Commencement Date is any day other than the first day of a month.

                                   ARTICLE II

                                      Rent

      2.01. Tenant shall pay to Landlord, at Landlord's offices first listed above or at such other place as Landlord may designate in writing to Tenant from time to time, in cash, or by check of Tenant drawn on a bank or trust company in New York State, in advance on the first day of each month during the Term, without counterclaim, set-off or deduction whatsoever, the "Base Rent" (as defined herein), commencing on the Rent Commencement Date (subject to any credit due Tenant pursuant to Section 4.03), which Tenant agrees to pay in twelve (12) equal monthly installments per annum, in advance, on the first day of each calendar month during said Term, at the office of Landlord or such other place as Landlord may designate in writing to Tenant, except that Tenant shall pay the first monthly installment on the execution hereof. Notwithstanding the foregoing, if the Rent Commencement Date shall fall other than on the first day of a month, then the Base Rent, pro-rated for the stub period beginning on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date falls, shall be paid by Tenant to Landlord on the Rent Commencement Date (and the next regular monthly installment of Base Rent shall be due and payable on the first day of the next month following the month in which the Rent Commencement Date falls). In addition, Tenant shall pay to Landlord during the Term, at the place and in the manner set forth above, "Additional Rent" (as defined herein) pursuant to the terms of this Lease.

      2.02. Notwithstanding anything to the contrary obtained in this Lease, Tenant shall be entitled to a monthly abatement of its obligation to pay Base Rent in the amount of $28,796.86 per month commencing on the first day of the first month next succeeding the Commencement Date (unless the Commencement Date is the first day of the month in which event said abatement shall commence on said Commencement Date) and continuing for each of the next ensuing eleven (11) calendar months thereafter for a total period of twelve (12) months and a total abatement of Base Rent of $345,562.30.

                                   ARTICLE III

                           Use of the Demised Premises

      3.01. Tenant shall use and occupy the Demised Premises as executive, general and administrative offices and data center for the transaction of Tenant's business (hereinafter the "Permitted Use"), and for no other purpose.

      3.02. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised

Premises, in violation of the Certificate of Occupancy and/or Compliance for the Demised Premises or for the Building. Landlord represents that on the Commencement Date (or such later date of issuance if the following certificates are not issued by the Commencement Date), Tenant's use as general offices will not violate the Certificate of Occupancy and/or Compliance, or any other existing occupancy certificate issued for the Demised Premises or the Building. Tenant shall not permit the Demised Premises to be used or operated in violation of any governmental requirements or requirements of the New York Board of Fire Underwriters, or of the Town of North Hempstead or Village of Lake Success or of any other law, rule or regulation.

                                   ARTICLE IV

                            Completion and Occupancy

      4.01. Tenant has inspected the Demised Premises and the Building and is thoroughly acquainted with their respective conditions and agrees to take same "as is" subject to completion of Landlord's Work (hereinafter defined).

      4.02. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy except that Landlord shall perform at its sole cost and expense, such items of work as described in Exhibit C annexed hereto (hereinafter, "Landlord's Work"). Landlord shall proceed with such Landlord's Work with due dispatch, subject to delays by causes beyond its reasonable control. If Landlord is required by the terms hereof to do any such work without expense to Tenant and the cost of such work is increased due to any delay resulting from any act or omission of Tenant, its agents or employees, Tenant shall forthwith pay to Landlord as Additional Rent an amount equal to such increase in cost. If Landlord is delayed in (i) the completion of any plans or specifications being prepared for Landlord's Work,
(ii) the issuance of a building permit for Landlord's Work, or (iii) the completion of Landlord's Work due to any acts or omissions of Tenant ("Tenant Delays"), the Commencement Date shall be accelerated one day for each day of such delay by Tenant. Tenant shall provide Landlord with any required information and/or decisions regarding the completion of plans and specifications for Landlord's Work within three (3) business days of such request or same shall be deemed to be a delay by Tenant.

      4.03. Landlord shall give to Tenant no less than one (1) week prior notice of the Commencement Date. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant in the event that the Demised Premises are not substantially ready for occupancy upon the date specified by Landlord. If the Demised Premises are not substantially ready for occupancy within four (4) months from the date that Tenant signs off on the completed construction documents suitable for the issuance of a building permit for Landlord's Work, Tenant shall receive one (1) day of free Base Rent for each day of such delay, beyond the aforementioned four (4) month period. If the Demised Premises are not substantially ready for occupancy within six (6) months from the date that Tenant signs off on the completed construction documents suitable for the issuance of a building permit for Landlord's Work, Tenant shall receive two (2) days of free Base Rent for each day of delay beyond the aforementioned six (6) month period. The aforementioned four (4) and six (6) month periods shall be adjusted for any Tenant Delays.

      4.04. Tenant shall be permitted entry and access in and to the Demised Premises prior to the Commencement Date in order to install data and telephone lines and to install data center components provided that Tenant does not interfere with the completion of Landlord's Work. Tenant shall also be permitted entry and access in and to the Demised Premises in order to install furniture and cubicles and to adapt and decorate the Demised Premises for Tenant's use with Landlord's prior written consent and then only on such terms as Landlord may reasonably require. In addition, if the cost of Landlord's Work is increased due to any delay resulting from Tenant's access to the Demised Premises as contemplated by this Section 4.04, Tenant shall forthwith pay Landlord an amount equal to such increase in cost. Landlord shall use reasonable efforts to notify Tenant of such increase in cost before the same is incurred by Landlord.

      4.05. Any sums payable by Tenant prior to the Commencement Date pursuant to the provisions of this Lease may be collected by Landlord as Additional Rent, from time to time, upon demand, whether or not the same shall have accrued prior to the Commencement Date and in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of Tenant's default of payment of Additional Rent.

      4.06. For the purposes of this Lease, the Demised Premises shall be deemed "substantially ready for occupancy" when the major construction aspects of Landlord's Work are substantially completed, although minor items are not completed and there has been a favorable final inspection of Landlord's Work by the Town of North Hempstead Building Department. Such minor uncompleted items may include touch-up plastering or painting, so-called "punch list" items, or any other uncompleted construction or improvement which does not unreasonably interfere with Tenant's ability to carry on its business in the Demised Premises. Such minor uncompleted items and punch list items shall be completed by Landlord within thirty (30) days of the Commencement Date. Tenant shall periodically inspect Landlord's Work, as hereinafter provided, and make any objections thereto without delay so as to mitigate changes, delays and costs.

                                    ARTICLE V

                                   Alterations

      5.01. Except as otherwise expressly provided herein, Tenant shall make no changes and/or alterations in or to the Demised Premises, including Tenant's initial alterations thereof, without Landlord's prior written consent, which consent, with regard to non-structural alterations and/or changes shall not be unreasonably withheld or delayed. All changes and/or alterations which shall be permitted by Landlord (hereinafter, collectively "Tenant's Changes") shall be accomplished at Tenant's expense by contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed. All Tenant's Changes requiring alterations to HVAC and/or electrical equipment shall be performed by Landlord's contractors in connection with Landlord's building management systems. All installations installed in the Demised Premises at any time shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless (i) Tenant, by written notice to Landlord no later than twenty (20) days prior to the Expiration Date, elects to move them or (ii) they are removable trade fixtures referred to in Section 5.02., in which event the same may be removed by Tenant at Tenant's expense prior to the Expiration Date.

      5.02. Nothing in this Article shall be construed to give Landlord title to or prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, or Tenant's Changes removable under Section 5.01, but upon removal of any such equipment from the Demised Premises, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to such installation and shall repair any damage to the Demised Premises or the Building due to such removal.

      5.03. All property permitted or required to be removed by Tenant at the end of the Term, but which nonetheless remains in the Demised Premises after the end of the Term shall be deemed abandoned and may, at the election of Landlord, be either retained as Landlord's property or removed from the Demised Premises by Landlord at Tenant's expense, Tenant shall remove all of its furniture, furnishings, business equipment and other personal property or the same shall be disposed of by Landlord at Tenant's expense.

      5.04. Prior to commencing any Tenant's Changes, Tenant shall, at Tenant's sole cost and expense and in consultation with Landlord's managing agent, architects and engineers, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and upon completion, certificates of final approval thereof, and shall promptly deliver duplicates of all such permits, approvals and certificates to Landlord. All Tenant's Changes shall be performed in compliance with all applicable requirements of insurance bodies having jurisdiction over the Demised Premises, and in such manner as not to interfere with, other Tenants or Landlord, or delay or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Tenant, at its expense, and with due diligence and dispatch, shall procure the cancellation or discharge of all notices of violation or mechanic's liens arising from or otherwise connected with Tenant's Changes. Additionally, Tenant agrees to carry and will cause all contractors and sub-contractors to carry such workers' compensation, general liability, personal and property damage insurance as Landlord may require, including such completion and performance bonds (for any non cosmetic work exceeding $250,000.00) as Landlord may require.

      5.05. Landlord may require submission to it of plans and specifications in connection with granting or withholding its consent to any Tenant's Changes. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket costs incurred by third parties in connection with the review of said plans and specifications. Notwithstanding the foregoing, prior to granting its consent to any such Tenant's

Changes, Landlord may impose such conditions as Landlord, in its reasonable discretion, may consider desirable.

      5.06. In the event Tenant shall construct any Tenant's Changes, Tenant shall pay to Landlord as Additional Rent (as said term is defined in Article XIV of this Lease) a fee equal to ten (10%) percent of the cost of such work except that no fees shall be collected for any cosmetic work such as painting, wallpapering or carpeting which costs less than $250,000.00.

      5.07 Notwithstanding anything to the contrary herein, Landlord consents to Tenant's initial work consisting of (i) data and telephone lines, (ii) installation of the data center components, and (iii) installation of furniture and cubicles provided all such work is completed in accordance with all of the terms of this Article V.

      5.08 Notwithstanding anything to the contrary herein, Landlord shall not unreasonably withhold its consent to Tenant's use of any telephone, cable, internet or other communications provider to service the Demised Premises. Tenant shall have reasonable access to the Common Areas, conduits, ducts, raceways ad risers of the Building for communications services and installations.

                                   ARTICLE VI

                                     Repairs

      6.01. Landlord shall maintain and repair the Common Areas of the Building in such manner as Landlord determines from time to time and in a reputable manner as would a prudent landlord of a project that is reasonably similar in tenant mix, size, and location, both exterior and interior, and at its sole cost and expense, shall maintain and repair the decking and membrane of the entire roof of the Building, the mechanical, plumbing, heating, ventilation, air conditioning, electrical, sanitary, drainage, sprinkler, life safety systems now or hereafter located in or upon the Building and servicing the Demised Premises and Common Areas and all paving, fences and exterior components and improvements in any portions of the Land, in commercially reasonable working order and condition, wear and tear obsolescence and damage from the elements, fire or other casualty excepted. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and, at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve said Demised Premises and fixtures in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty excepted. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be promptly repaired by Tenant in a commercially reasonable manner, failing which such repairs may be made by Landlord at Tenant's sole cost and expense. Tenant shall repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of the quality and class equal to the conditions existing immediately prior to such repairs.

      6.02 There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof, unless, however, such defective condition continues for a period in excess of three (3) days after notice to Landlord by Tenant of such condition, in which case, Tenant shall be entitled to make a claim for an allowance for a diminution of rental value. In no event, however, may Tenant be entitled to use such allowance as a set off to rent or assert, as a defense or in a counterclaim, Landlord's failure to pay such allowance. The provision of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty, which are dealt with in Article XVII hereof .

                                   ARTICLE VII

                              Intentionally Omitted

                                  ARTICLE VIII

                              Compliance With Laws

      8.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirements of any public authority with respect to the Demised Premises or the use or occupation thereof. Except as otherwise provided hereinbelow, prior to the Commencement Date, if Tenant is then in possession of the Demised Premises, and at all times thereafter, Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, town, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense) or the Building (in which event, notwithstanding anything herein to the contrary, Tenant shall promptly pay Tenant's Pro Rata Share of the cost to Landlord of complying therewith). Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon-Landlord by reason of Tenant's failure to comply with the provisions of this Article, and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. Notwithstanding the foregoing, Tenant shall have no obligation to make any alterations or improvements to the Building systems or any structural alterations or additions to the Demised Premises necessary in order to comply with any laws, rules or regulations of general applicability to the Demised Premises as distinguished for Tenant's particular use or manner of use of the Demised Premises.

      8.02. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which said floor was designed to carry and which is allowed by law. Landlord represents that the minimum floor load per square foot of the Demised Premises is 250 pounds per square foot.

      8.03 Landlord represents that on or before Tenant commences operations at the Demised Premises, the Demised Premises is and shall be free of all asbestos-containing materials and hazardous substances (as such term is defined in the Comprehensive Environmental Response and Liability Act) and is and shall be in compliance with all applicable codes and regulations or acts pursuant to any federal, state or local governmental law or regulation, inclusive of the provisions of the Americans With Disabilities Act of 1992 and all bathrooms in the Building and other Common Areas of the Building shall be in compliance with the Americans With Disabilities Act of 1992. Notwithstanding anything to the contrary herein, Tenant shall have no obligation to comply with any laws, orders or regulations imposing any alterations or repairs to the Demised Premises or the Common Areas regarding any violations or other non compliance with any laws, orders or regulations existing as of the Commencement Date and Landlord represents that such alterations or repairs, if any, shall be performed by Landlord, at its expense.

                                   ARTICLE IX

           Subordination, Attornment, Notice to Lessors and Mortgagees

      9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Land or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing and to all mortgages and building loan agreements, which may now or hereafter affect the Land, and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders, consolidations and correlations of such mortgages. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required.

      9.02. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested by Landlord, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article, are sometimes hereinafter called "superior leases" and the mortgages to which this Lease is, at the time referred to, subject and subordinate are sometimes hereinafter called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor."

      9.03. This Lease shall not terminate or be terminable by Tenant by reason of any termination of any superior lease, by summary proceedings, or otherwise, unless the lessor under the terminated superior lease shall elect in connection therewith to terminate this Lease and the right of Tenant to possession of the Demised Premises. Tenant agrees without further instruments of attornment in such case, to attorn to such lessor, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event such superior lease is terminated, and that unless and until said lessor shall elect to terminate this Lease and extinguish the leasehold estate demised hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding or termination. Tenant shall take no steps to terminate this Lease, whether or not such superior lease be terminated, without giving written notice to such lessor, and a reasonable opportunity to cure (without such lessor being obligated to cure), any default on the part of Landlord under this Lease. Notwithstanding anything to the contrary herein, Tenant shall attorn to the holder of any superior mortgage and Tenant shall have no right of offset or counterclaim to payment of any rent against the holder of any superior mortgage and any cancellation, surrender, or amendment of this Lease without the prior written consent of the holder of any superior mortgage shall be voidable by such holder of a superior mortgage. Tenant acknowledges and agrees that if any holder of a superior mortgage shall succeed to the interest of Landlord under this Lease, the holder of such mortgage shall assume (only while owner of and in possession or control of the Building of which the Demised Premises are a part) and perform all of Landlord's obligations under this Lease, but shall not be (i) liable for any act or omission of any prior landlord (including Landlord), except if such act or omission is continuing, (ii) liable for the return of any security deposit not actually received by such holder,
(iii) subject to any offset or defense of any prior landlord (unless such offset is expressly provided in this Lease) or any sums which Tenant may have paid for more than the current month to any such prior landlord not received by such party, or (iv) bound by any assignment or modification of this Lease, made without its express written consent (unless such assignment is permitted under Article XI of this Lease). Tenant shall not look to the holder of a superior mortgage or successor in title to the Demised Premises, in connection with the return of or accountability with respect to any security deposit required by Landlord, unless said sums have actually been received by such holder of a superior mortgage or successor in interest. Any reference to the holder of a superior mortgage hereinabove shall also include any of their respective successors in interest.

      9.04. If, in connection with the procurement, continuation or renewal of any financing for which the Land, and/or the Building or the interest of the lessee therein under a superior lease represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this Lease as a condition of such financing,

Tenant will not withhold its consent thereto, provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant under this Lease.

      9.05 Tenant has been apprised of the existence of the mortgage presently affecting the Demised Premises dated February 2, 2004 with GMAC Commercial Mortgage Corporation. Landlord shall deliver to Tenant within thirty (30) days of the execution of this Lease, a Subordination Non-Disturbance and Attornment Agreement with GMAC Commercial Mortgage Corporation substantially similar to the form annexed hereto as Exhibit D. Landlord shall use reasonable efforts to obtain a non-disturbance agreement from any future mortgagee or ground lessor of the Land and/or Building in such commercially reasonable form of such mortgagee or lessor or substantially similar to the form annexed hereto as Exhibit D.

                                    ARTICLE X

                                  Condemnation

      10.01. If the whole of the Demised Premises or the means of access thereto or such number or parking spaces which would materially and adversely affect Tenant's ability to operate Tenant's business shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain, or by agreement between Landlord or the fee owner and those having the authority to exercise such right (hereinafter called "Taking"), the term of this Lease and all rights of Tenant hereunder, except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking, and the Base Rent and Additional, Rent payable under this Lease shall abate from and following the date on which the Taking occurs.

      10.02. In the event of a Taking of less than the whole of the Demised Premises, or a portion of the parking area, this Lease shall cease and expire in respect of the portion of the Demised Premises and/or parking area taken upon vesting of title as a result of the Taking and, if the Taking results in the portion of the Demised Premises remaining after the Taking being inadequate, for the efficient, economical operation of Tenant's business conducted at such time in the Demised Premises, Landlord or Tenant may elect to terminate this Lease by giving notice to the other party of such election not more than thirty (30) days after the actual Taking by the condemning authority stating the date of termination, which date shall be not more than thirty (30) days after the date of such notice, and upon said date, this Lease and the term hereof shall cease and expire. If Landlord or Tenant does not elect to terminate this lease as aforesaid: (i) the new Base Rent payable under this Lease shall be the product of the total Base Rent payable under this Lease multiplied by a fraction, the numerator of which is the rentable square foot area of the Demised Premises remaining after the taking, and the denominator of which is the rentable square foot area of the Demised Premises immediately preceding the Taking, and Tenant's Pro Rata Share and the Termination Payment shall be reduced proportionately and
(ii) the net award for the Taking shall be paid to and first used by

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

Landlord (subject to the rights of any mortgagee and/or fee owner) to restore the portion of the Demised Premises, the access thereto, the parking and the Building remaining after the Taking to substantially the same condition and tenant ability (hereinafter called "pre-taking condition") as existed immediately preceding the date of the Taking.

      10.03. In the event of a Taking of less than the whole of the Demised Premises, or the means of access thereto, which occurs during the period of one year next preceding the termination date of this Lease, Landlord or Tenant may elect to terminate this Lease by giving notice to the other party of such election, not more than thirty (30) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be no more than thirty (30) days after the date on which such notice of termination is given and upon the date specified in such notice, this Lease and the term hereof shall cease. On or before such termination date, Tenant shall vacate the Demised Premises, and any of Tenant's property remaining in the Demised Premises subsequent to such termination date shall be deemed abandoned by Tenant and shall become the property of Landlord.

      10.04. In the event of a Taking of the Demised Premises or any part thereof, and whether or not this Lease is terminated, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease. Tenant agrees that in any condemnation proceeding, Tenant may make a claim only for the value of Tenant's fixtures, equipment and moving expenses.

                                   ARTICLE XI

                            Assignment and Subletting

      11.01. Tenant shall not assign, mortgage or encumber this Lease, its interest hereunder or the estate granted hereby, nor sublet or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent, subject to Landlord's right of recapture below, shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, or in Section 11.10 of this Lease, provided Tenant notifies Landlord in advance of its intention to do so, (unless prohibited by applicable law), Tenant may, without Landlord's consent, assign its interest in this Lease or sublet all or a portion of the Rentable Square Footage to any subsidiary or affiliate of Tenant or to a successor in interest of Tenant by merger or consolidation or in connection with a sale of all or substantially all of Tenant's assets.

      11.02. If Tenant should assign its interest in this Lease, or if all or any part of the Demised Premises be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, as the case may be, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained herein. The consent by Landlord to any assignment or underletting shall not in any way be construed (i) to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting or (ii) release Tenant from any of its obligations under this Lease, including the payment of rent. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, except as provided in this Lease.

      11.03. If Tenant shall desire to assign this Lease, or to sublet the Demised Premises or any part thereof, Tenant shall give notice thereof to Landlord. If Tenant desires to assign this Lease, such notice shall so indicate and indicate the desired effective date thereof and the basic proposed terms of such assignment. If Tenant desires to sublease all or any part of the Demised Premises, such notice shall so indicate and indicate the space desired to be sublet and the desired commencement date thereof and the desired expiration date thereof and the other basic terms of same, including, but not limited to the proposed rentals. In order to give such notice, Tenant shall not be required to first find a proposed assignee or subtenant. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option, (x) terminate this Lease (if Tenant's notice relates to an assignment or a sublease of all or substantially all of the Demised Premises), (y) terminate this Lease with respect to the space covered by Tenant's notice (if Tenant's notice relates to a sublease of more than fifty (50%) percent of the Demised Premises) or (z) in the case of a proposed subletting, sublease the space at the terms stated in Tenant's notice regardless of the amount of the space. Said option may be exercised by Landlord by notice to Tenant at any time within fifteen (15) days after such notice has been given by Tenant to Landlord; and during such fifteen
(15) day period, Tenant shall not assign this Lease or sublet such space to any person. Notwithstanding anything to the contrary herein, if any SNDA with Landlord's mortgagee requires such mortgagee's consent to Landlord's right of recapture provided hereinabove, Landlord will provide Tenant with a copy of such consent.

      If Landlord exercises its option to terminate this Lease (as provided hereinabove), in the case where Tenant desires either to assign this Lease or sublet all the Demised Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Base Rent and Additional Rent shall be paid and apportioned to such date. If Landlord exercises its option to terminate this Lease in part, in any case where Tenant desires to sublet part of the Demised Premises, then (a) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the Base Rent and Additional Rent and Tenant's Pro Rata Share and the Termination Payment shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Landlord shall, demise the subleased space from the Demised Premises. Landlord shall be free to, and shall have no liability to Tenant if Landlord should, lease all or any part of the Demised Premises to Tenant's prospective assignee or subtenant.

      11.04 If Landlord shall not exercise its option to terminate this Lease pursuant to Section 11.03 above, then Landlord shall not unreasonably withhold or delay its consent to the proposed assignment or subletting. In no event, however, will Landlord give its consent thereto unless the following further conditions shall be fulfilled:

            (1) Tenant shall have complied with the provisions of Section 11.03 and Landlord shall not have exercised any of its options under such Section
11.03 within the time permitted therefor;

            (2) In the case of a proposed assignment, Tenant shall have provided to Landlord, in reasonable detail, the identity of the proposed assignee, the nature of its business and its proposed use of the Demised Premises, and the current financial information with respect to the proposed assignee;

            (3) (a) In the case of a proposed sublease, (i) the amount of the aggregate rent paid by the proposed subtenant is determined by arms-length negotiation, (ii) the premises covered thereby shall be all or any part of the premises set forth in Tenant's notice under Section 11.03, (iii) the term thereof shall end within six months of the desired expiration date thereof set forth in Tenant's notice under Section 11.03, and (iv) such sublease shall be executed and delivered no later than six months after the lapse of the period within which Landlord could have given notice under Section 11.03 in response to Tenant's notice under such Section 11.03; and (b) in the case of a proposed assignment, such assignment shall be executed and delivered no later than six months after the lapse of the period within which Landlord could have given notice under Section 11.03 in response to Tenant's notice under such Section 11.03;

            (4) Tenant shall not then be in default hereunder beyond the time herein provided, if any, to cure such default;

            (5) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in a manner, consistent with the standards and in such respect of the other tenancies in the Building;

            (6) The proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the Building or in any other building owned by Landlord in the office complex of which the Building is a part other than of space included in the Demised Premises, nor shall the proposed assignee or sublessee be a person or entity with whom Landlord is then negotiating to lease space in the Building or in any other building owned by Landlord in the office complex of which the Building is a part;

            (7) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of

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

the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent;

            (8) The form of the proposed sublease shall be in a form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

            (9) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is consistent with the then standards of the Building; (ii) is limited to the use expressly permitted under this lease; and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

            (10) Tenant shall have complied with the provisions of Section 11.03 and Landlord shall not have exercised its option to terminate under said Section
11.03 within the time permitted therefor.

            (11) The Demised Premises shall not, without Landlord's prior consent have been advertised for assignment or subletting at a rental less than the prevailing rental for space in the Building. However, this shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental.

            (12) The proposed assignee or sublessee is not a person or entity with whom Landlord has been negotiating within the immediately preceding four
(4) months, or is then negotiating to lease space in the Building;

      11.05 In the event that (i) Tenant proposes to enter into any sublease or assignment after the expiration of the period referred to in Section 11.04(3)(a)(4) or Section 11.04(3)(b), as the case may be, or (ii) if any sublease or assignment provides for a rental per square foot which is over fifteen (15%) percent greater or less than such rental provided in Tenant's notice pursuant to Section 11.03 (or any other monetary terms such as free rent, work allowance, additional rent in the aggregate are over fifteen (15%) greater or less than such rental terms provided in Tenant's notice pursuant to Section 11.03) then Tenant shall again comply with all of the provisions and conditions of Section 11.03 before requesting Landlord's consent to such sublease or assignment.

      11.06. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Demised Premises, then at Landlord's election the subtenant shall either surrender the Demised Premises to Landlord within sixty (60) days of Landlord's request therefor, or attorn to and recognize Landlord as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may request to evidence such attornment. Nothing contained herein to the contrary shall be deemed a waiver by Landlord to collect any Rent or Additional Rent due hereunder from the Subtenant.

      11.07. Notwithstanding any assignment and assumption by the assignee of all or any part of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant named herein, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

      11.08. Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee, and if the assignee is a partnership, the individual partners, shall execute and deliver to Landlord an agreement, whereby such assignee agrees unconditionally to be bound by and to perform all of the obligations of Tenant hereunder accruing from and after the effective date of the assignment and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

      11.09. If Tenant shall sublet the Demised Premises to anyone for rents which for any period shall exceed the Base Rent and Additional Rent payable under this Lease for the same period (computed on a pro-rata per rentable square foot basis), Tenant shall pay Landlord (after first recouping all reasonable costs associated with procuring such subtenant, including advertising expenses, brokerage commissions, actual work completed and related professional costs and permits, legal fees, work allowances, and concessions, etc.), as Additional Rent hereunder, one-half the amount of any rents, additional charges or other consideration payable under the sublease to Tenant by the sublessee which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the Demised Premises pursuant to the terms hereof (computed on a pro-rata per rentable square foot basis). The sums payable under this Section 11.09 shall be paid to Landlord as Additional Rent as and when payable by the subtenant to Tenant.

      11.10. Any transfer, by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in part) or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest, membership interest, or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article, and, as such, shall be subject to Landlord's rights under this Article. If there has been a previous transfer of less than a fifty (50%) percent interest in Tenant, then any simultaneous or subsequent transfer of an interest in Tenant which, when added to the total percentage interest previously transferred, totals a transfer of greater than a fifty (50%) percent interest in Tenant, shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Article. Notwithstanding anything contained to the contrary herein, if Tenant is purchased by a company that is otherwise acceptable to Landlord, Landlord will not unreasonably withhold or delay its consent under the provisions of this
Article XI.

      11.11. In the event that (i) Landlord fails to exercise any of its options under this Article and approves a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred eighty (180) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Article before assigning its interest in this Lease or subletting the Demised Premises, or any part thereof.

                                   ARTICLE XII

                               Electricity And Gas

      12.01 Landlord, at Tenant's expense, except as otherwise expressly provided herein, shall furnish electrical energy to the Demised Premises for Tenant's reasonable use of normal office equipment and such lighting, electrical appliances and other machines and equipment as are reasonably incidental thereto or as Landlord shall otherwise permit to be installed in the Demised Premises pursuant to the terms and conditions contained herein, and electrical energy and gas to power the HVAC system as more particularly set forth on Exhibit C to this Lease. Landlord shall, as part of Landlord's Work, install a meter or meters (collectively, the "Submeter") at a location designated by Landlord, and perform all other work necessary for the furnishing of electric current and gas by Landlord to the Demised Premises in the manner provided for in this subdivision and as otherwise set forth in Exhibit C to this Lease. Tenant shall pay to Landlord, as Additional Rent hereunder, on demand made from time to time but no more frequently than monthly, for its use of electrical and gas energy in the Demised Premises as evidenced by the Submeter(s), based upon both consumption and demand factors, at the seasonally adjusted and applicable market rate and pricing schedules generally charged by the incumbent local utility distribution companies for delivery and supply of electrical and natural gas energy for office buildings in Nassau County (Electricity: LIPA - Long Island Power Authority; Natural Gas - Keyspan Energy Delivery of Long Island), plus an amount equal to Landlord's actual meter reading expense. For purposes of this Article 12, the rate to be paid by Tenant shall include any taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment charges, or other charges actually imposed in connection therewith (unless such taxes are based on any profit from the sale of electricity or gas by Landlord). If any tax (other than any income or similar tax) is imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the pro-rata share of such tax allocable to the electrical or gas energy service received by Tenant shall be passed onto and paid by Tenant as Additional Rent if and to the extent permitted by law. If the Submeter should fail to properly register or operate at any time during the term of this Lease for any reason whatsoever, Landlord may estimate the Electricity and/or Gas Additional Rent, and when the Submeter is again properly operative, an appropriate reconciliation shall be made by Tenant paying any deficiency to Landlord within twenty (20) days after demand therefor, or by Landlord paying any overpayment to Tenant within twenty (20) days. The periods to be used in the aforesaid computation shall be as Landlord, in its reasonable discretion, may from time to time elect. When more than one meter measures the electric service or gas service rendered, each meter may be computed and billed at Landlord's option, separately, as above set forth, or cumulatively. Bills for the Electricity and/or Gas Additional Rent (the "Bills") shall be rendered to Tenant at such time as Landlord may reasonably elect monthly.

      12.02. Landlord shall have full and unrestricted access to all air-conditioning and heating equipment, and to all other utility installations servicing the Building and the Demised Premises, and Landlord shall endeavor to give Tenant reasonable notice (except in the case of an emergency) prior to working with any of the aforementioned items within the Demised Premises. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric current furnished to the Demised Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the wrongful act, wrongful failure to act or the negligence of Landlord.

      12.03. Landlord reserves the right to discontinue furnishing electric or gas energy to the Demised Premises at any time upon not less than sixty (60) days notice to Tenant (except that if Tenant shall be unable, after reasonable and diligent efforts, to obtain electric or gas service from the Utility Company within said sixty (60) day period, Landlord shall continue to furnish electricity and gas to Tenant until such time as Tenant shall obtain electric or gas service directly from the Utility Company, provided that Tenant shall have used, and at all times shall continue to use, reasonable and diligent efforts to obtain such electrical or gas service). If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric or gas energy to Tenant and the Base Rent payable under this Lease shall not be reduced but Tenant shall not be obligated to pay any charges pursuant to Section 12.01. If Landlord voluntarily discontinues furnishing electric or gas energy to Tenant, or if Landlord is required by law or other applicable requirements of governmental entities having jurisdiction over the Building to discontinue furnishing electric or gas energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord's expense, make such changes to panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric or gas energy directly from the Utility Company.

      12.04. Tenant covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises. In furtherance of the foregoing and to avert any possible adverse effect upon the Building's electrical system, Tenant shall not, without the prior written consent of Landlord, make or perform, or permit the making or performing of, any alteration to connections, capacity risers, switches, wiring installations or other electrical facilities in or serving the Demised Premises. Power demands excluding heating and air conditioning shall not exceed five (5) watts per rentable square foot of the

Demised Premises, or part thereof per hour. Landlord hereby reserves to itself the right, from time to time, to cause a reputable electric engineering company to make a survey of Tenant's energy usage to determine whether the five (5) watts per square foot limitation, as set forth in this Article, have been exceeded, and if so, to what extent. If these surveys indicate at any time that Tenant's energy use exceeds the five (5) watts per square foot limitation provided hereinabove, Tenant shall, upon notice from Landlord, immediately reduce its usage to comply with same. The cost of hiring Landlord's electric engineering company shall be borne by Landlord. Tenant, not later than thirty
(30) days following the date upon which Tenant receives the aforementioned notice from Landlord, shall advise Landlord in writing if Tenant is of the opinion that such determination is erroneous. In such event, Tenant shall, at its own expense, obtain from a reputable electric engineering company its own survey of the Demised Premises. Landlord's electric engineering company and Tenant's electric engineering company shall then agree on a final determination. If they cannot agree, they shall choose a third reputable electric engineering company, the cost of which shall be shared equally by Landlord and Tenant, to make a similar survey. The determination by the third company shall be binding upon Landlord and Tenant. If the companies cannot agree on the choice of a third company, said choice shall be referred to arbitration pursuant to the provisions of this Lease. Pending resolution of any dispute, Tenant shall immediately reduce its usage requirements in accordance with the survey provided by Landlord's electric engineering company.

      12.05. Tenant may, at its option, purchase from Landlord, lamps (including incandescent and fluorescent), starters, bulbs and ballasts used in the Demised Premises and shall pay Landlord for the cost of providing and installing the same. Landlord agrees that such cost shall be reasonably competitive with prices charged by landlords of comparable buildings in this geographic area. Any lamps, starters and/or ballasts installed by Tenant in the Demised Premises which have not been provided by Landlord shall conform to Landlord's reasonable specifications therefor.

      12.06. Landlord's failure during the Term of this Lease to prepare and deliver any statements or bills under this Article 12 or Landlord's failure to make a demand under this Article 12 or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any increase in the Base Rent, or any amount of Additional Rent which may have become due pursuant to this Article 12 during the Term of this Lease. Tenant's liability for any amounts due under this Article 12 shall continue unabated during the remainder of the Term of this Lease and shall survive for two (2) years after the expiration or sooner termination of this Lease.

      12.07 Landlord and Tenant agree that the Submeter might be installed subsequent to the Commencement Date. In such event Tenant shall pay Landlord as Additional Rent until the Submeter is installed an amount determined by multiplying the rentable square feet by $2.70 per square foot prorated on a daily basis for the period of Tenant's occupancy from and after the Commencement Date.

            12.08. Telephone installation and service shall be the sole responsibility of Tenant, at Tenant's sole cost and expense. Tenant shall make all arrangements for telephone services with the company supplying said service, including the deposit requirement for the furnishing of service. Landlord shall not be responsible for any delays occasioned by failure of the telephone company to furnish service.

            12.09 Tenant shall have the right at its sole cost and expense, to install and maintain a transmitting/receiving antenna on the roof of the Building, subject to (a) Landlord's right to consent to the location of said antenna and the details of the installation, which consent shall not be unreasonably withheld or delayed, and (b) compliance by Tenant with any and all applicable governmental requirements.

                                  ARTICLE XIII

                           Access to Demised Premises

      13.01. Landlord or Landlord's agents shall have the right to enter the Demised Premises in any emergency at any time, and, upon prior reasonably notice, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and desirable to the Demised Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall not be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the Demised Premises upon prior reasonable notice, at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building or others and during the last six (6) months of the Term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. Landlord shall not enter any high security areas of the Demised Premises without a representative of Tenant, except in the case of an emergency.

                                   ARTICLE XIV

                          Base Rent and Additional Rent

      14.01. As set forth on the first page of this Lease, and subject to the provisions of Section 2.02 of this Lease, during the Term hereof the rent reserved under this Lease shall be and consist of:

      (i) an annual rent (hereafter, the "Base Rent") in the amount of NINE HUNDRED TWENTY EIGHT THOUSAND SIXTY TWO AND 30/100 ($928,062.30) Dollars per annum ($77,338.53 per month), which Base Rent shall increase annually as follows:

      Lease Year                       Annual Base Rent             Monthly Base
------------------------               ----------------             ------------
Rent

      Second                            $   958,224.32              $
79,852.03
      Third                             $   998,948.85              $
83,245.74
      Fourth                            $ 1,041,404.10              $
86,783.75
      Fifth                             $ 1,085,663.70              $
90,471.98
      Sixth                             $ 1,088,998.80              $
90,749.90
      Seventh                           $ 1,124,391.24              $
93,699.27
      Eighth                            $ 1,160,934.00              $
96,744.50
      Ninth                             $ 1,198,664.40              $
99,888.70
      Tenth                             $ 1,237,620.84
                                        $   103,135.07
      Eleventh (1/2 year)               $                             638,921.70
                                        $   106,486.95

      (ii) all other sums of money as shall become due and payable by Tenant under this Lease (hereinafter, "Additional Rent"), including, without limitation, those items specified in Article XV of this Lease, all of which sums shall be payable as hereinafter provided, all to be paid to Landlord, as specified on the first page of this Lease. In the event any installment of Base Rent or Additional Rent required pursuant to the provisions of this Lease to be paid by Tenant is not paid when due, such installment shall bear interest at the rate of ten (10%) percent per annum from the date said installment was due and payable, said interest to be deemed Additional Rent. In addition, Tenant shall pay upon demand by Landlord any attorney's fees incurred by Landlord in connection with the imposition, collection or payment of any Base Rent, Additional Rent and/or said interest, said attorney's fees to be deemed Additional Rent.

                                   ARTICLE XV

                           Real Estate Tax Escalation

      15.01. Tenant shall pay to Landlord as Additional Rent real estate tax escalations pursuant to the further provisions of this Article XV.

      15.02. For the purposes of this Article, the term "Taxes" shall include the sum of all real estate taxes and assessments, special assessments, water and sewer rents without duplication and each and every installment thereof which shall or may during the Term of this Lease be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow out of, or for the Building (for the purposes of this Article 15 only, the "Building" shall mean all of the buildings now or hereafter located on the Land) and/or the Land, or any part thereof as if the Building and Land were the sole asset of Landlord. If at any time during the Term of this Lease the methods of taxation prevailing at the execution of this Lease shall be altered so that in lieu of or as a substitute for the whole or any part of Taxes, now levied, assessed or imposed on real estate or the improvements thereon there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially payable as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, or (iv) a license fee or charge measured by the rent receivable by Landlord for the Building or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or (v) a tax, license fee or charge imposed on Landlord which is otherwise measured by or based in whole or in part, upon the Building or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or
(vi) any other tax or levy imposed in lieu of or as a substitute for Taxes which are levied, assessed or imposed as of the date of this Lease, then in any such event, the same shall, to the extent imposed in lieu of or as a substitute for Taxes, be included in the computation of Taxes hereunder. A tax bill or copy thereof shall or copy thereof shall be conclusive evidence of the amount of Taxes or installments thereof. Notwithstanding anything herein to the contrary, Taxes shall not include (i) any interest or penalties incurred by Landlord for failure to make timely payment of any Taxes, (ii) transfer, mortgage recording, transfer gains or other similar transactional taxes on the sale, transfer, financing or refinancing of the Land or the Building, (iii) taxes on any additional real property interests, and (iv) any other similar taxes imposed on Landlord, except to the extent that any of the foregoing are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability). If any assessment for public improvements is levied against the Demised Premises, the Building or the Land, Landlord shall be deemed to have elected to pay such assessment in the maximum number of installments then permitted by law (whether or not Landlord actually so elects), and Taxes shall include only the installments payable during or attributable to the Term. A tax bill or copy thereof shall be conclusive evidence of the amount of Taxes or installments thereof.

      15.03. If, at any time subsequent to the Base General Tax Year, Base School Tax Year or Base Village Tax Year, the Taxes for any General Tax Year and/or School Tax Year and/or Village Tax Year shall be more than the Base General Tax Year and/or Base School Tax Year, and/or Base Village Tax Year then, in such event, Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata share of such excess (the "Excess Taxes"), in the manner provided in this Article.

      15.03.1. Base General Tax Year shall mean the taxes, as finally determined, for the General Tax Year fiscal period commencing January 1, 2010, and ending on December 31, 2010.

      15.03.2. Base School Tax Year shall mean the taxes as finally determined for the second half 2009/2010 and first half 2010/2011 School Tax Years.

      15.03.3. Base Village Tax Year shall mean the taxes as finally determined, for the second half 2009/2010 and first half 2010/2011 School Tax Years.

      15.03.4. General Tax Year, School Tax Year and Village Tax Year shall mean each period of 12 months, commencing on January 1 of each such period, in which occurs any part of the term of this Lease.

      15.04 Landlord shall render to Tenant a statement of the Excess Taxes, including a statement of the Base General and/or School Tax Year and/or Village Tax Year amount, as applicable, and the Additional Rent increase computed as set forth in 15.03 hereof and such increase shall be paid within thirty (30) days after rendition thereof. A tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of Taxes. Landlord shall have the right to establish an escrow to cover the escalations for Taxes contemplated by this Article XV and Tenant shall pay one-twelfth of such estimate each month on the date in which payments of Base Rent are due, subject to adjustment at the end of each calendar year. Such escrow payments shall commence on the first day of the month after receipt of notice from Landlord of the calculation of the estimate.

      15.05. Only Landlord shall be eligible to institute proceedings to reduce the assessed valuation of the Land or the Building. In the event Landlord shall obtain a tax refund as a result of any such reduction proceedings, then, provided Tenant is not then in default under the terms of this Lease, and after all applicable grace periods have expired, and after the final conclusion of all appeals or other remedies, Tenant shall be entitled to Tenant's Pro Rata Share of the net refund obtained. As used herein, the term "net refund" means the refund plus interest, if any, thereon, paid by the governmental authority less appraisal, engineering, expert testimony, attorney, printing and filing fees and all other Landlord costs and expenses of the proceeding. Notwithstanding anything contained to the contrary herein, Tenant shall not be entitled to any refund in excess of monies paid by Tenant hereunder.

      15.06. Landlord's failure during the Term of this Lease to submit tax bills or copies thereof to Tenant, or Landlord's failure to make demand under this Article or under any other provision of this Lease shall not in any way be deemed a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Article during the term of this Lease. Tenant's liability for the Additional Rent due under this Article shall survive for two (2) years after the expiration or sooner termination of this Lease.

      15.07. In no event shall any adjustment of Tenant's Pro Rata Share of the Taxes payable hereunder result in a decrease in Base Rent or Additional Rent payable pursuant to any other provision of this Lease, it being agreed that the payment of Additional Rent under this Article is an obligation supplemental and in addition to Tenant's obligation to pay Base Rent.

                                   ARTICLE XVI

                                   Bankruptcy

      16.01. If at any time prior to the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this Lease shall ipso facto be cancelled and terminated and in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises and Landlord, in addition to the other rights and remedies it has by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute or rule or law, may retain as liquidated damages any rent or any deposit or monies received by it from Tenant or others on behalf of Tenant.

      16.02. If at the Commencement Date or if at any time during the Term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice by Landlord to Tenant and in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises and Landlord, in addition to the other rights and remedies it has by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by Landlord from Tenant or others on behalf of Tenant.

      16.03. At any of the times mentioned in either Sections 16.01 or 16.02 hereof, if an involuntary insolvency, bankruptcy or reorganization proceeding shall be instituted against Tenant as provided in said Sections, Tenant shall have ninety (90) days in which to vacate the same before Landlord shall have any right to terminate this Lease.

      16.04. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 16.01 or 16.02 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term of this Lease and the fair market rental value of the Demised Premises, if lower than the rent reserved, at the time of termination, for the unexpired portion of the Term of this Lease, both discounted at the rate of four (4%) percent per annum to present worth thereof. Nothing contained herein shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Demised Premises the rent realized by any arms-length re-letting, if such reletting be accomplished by Landlord within a reasonable time after termination of this Lease, shall be deemed prima facie evidence of the fair market rental value. Any disputes with respect to the fair market rental value shall be resolved pursuant to the arbitration provisions of this Lease.

                                  ARTICLE XVII

                          Damage by Fire or Other Cause

      17.01. Tenant shall give prompt notice to Landlord in case of fire or other damage to the Demised Premises or the Building.

      17.02. If the Demised Premises or the Building shall be damaged by fire or other casualty, Landlord, at Landlord's expense, shall repair such damage. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any other property or effects of Tenant. If the Demised Premises shall be rendered untenantable by reason of any such damage, the Base Rent only shall abate for the period from the date of such damage to the date when such damage shall have been substantially repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Base Rent shall abate for such period in the proportion which the Rentable Area of the Demised Premises so rendered untenantable bears to the total Rentable Area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or other persons claiming through or under Tenant, then the amount by which the Base Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof.

      17.03. Notwithstanding the foregoing provisions of this Article, if prior to or during the term of this Lease, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the Premises, or (ii) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord at Landlord's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a five (5) days' written notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not said Term shall have commenced) upon the expiration of said five
(5) days with the same effect as if the date of expiration of said five (5) days were the expiration date, and the Base Rent and Additional Rent shall be apportioned as of such date and any prepaid portion for any period after such date shall be refunded by Landlord to Tenant.

      17.04. If this Lease shall not be terminated as provided in Section 17.03 hereof, Landlord shall, at its expense, repair or restore the Demised Premises with reasonable diligence and dispatch, substantially to the condition immediately prior to the casualty except that Landlord shall not be required to repair or restore any of Tenant's leasehold improvements or betterments, furniture, furnishings, decorations or any other installations made at Tenant's expense. All insurance proceeds payable to Tenant for such items shall be held in trust by Tenant and upon the completion by Landlord of repair or restoration, Tenant shall promptly prepare the Premises for its occupancy.

      17.05. In no event shall Landlord be liable to Tenant for any consequential damages to or loss of business suffered by Tenant by reason of any damages or casualty, regardless of fault, and apart from the apportionment of rent required under Section 17.02 in the event a portion of the Demised Premises is rendered untenantable, Tenant's sole recourse for any damages shall be against Tenant's insurance company, regardless of fault, and Tenant waives on its own behalf and on behalf of any insurer, any claim therefor against Landlord.

      17.06. If the repairs and/or restoration referred to in this Article shall not be substantially completed by Landlord within two hundred seventy (270) days after the date of such fire or other casualty, then Tenant may terminate this Lease by notice to Landlord within thirty (30) days after the expiration of such two hundred seventy (270) day period. In the event of the termination of all or any part of this Lease pursuant to this Article 17,

Landlord shall promptly refund to Tenant any Base Rent or Additional Rent for any prepaid portion of any periods for which such rent is not due under the terms of this Article 17.

      17.07 In the event the Demised Premises shall be totally damaged or rendered untenantable by fire or other casualty which occurs during the period of one (1) year next preceding the termination date of this Lease, Landlord or Tenant my elect to terminate this Lease by giving notice to the other party of such election, not more than thirty (30) days after the date of such casualty stating the date of termination which date of termination shall be no more than thirty (30) days after the date on which such notice of termination is given and upon the date specified in such notice, this Lease and the termination thereof shall cease. On or before such termination date Tenant shall vacate the Demised Premises and any of Tenant's property remaining subsequent to such termination date shall be deemed abandoned by Tenant and shall become the property of Landlord (unless Tenant is prevented from removing any property by the termination date due to any law or Landlord's insurance carrier).

                                  ARTICLE XVIII

                                    Insurance

      18.01. Tenant shall maintain with responsible companies which are A rated or better in Best's Insurance Guide and approved by Landlord (i) Comprehensive General Liability Insurance, against all claims, demands or actions for personal injury to or death of any one person in an amount of not less than One Million ($1,000,000) Dollars and for injury to or death of more than one person in any one accident or occurrence to the limit of not less than Three Million ($3,000,000) Dollars and for damage to property in an amount of not less than Five Hundred Thousand ($500,000) Dollars made by or on behalf of any person, arising from, related to, or in any way connected with the conduct and operation of Tenant's use of or occupancy of the Premises, or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors, which insurance shall name Landlord, its managing agent, mortgagee, if any and any other designees as additional insureds as their interests may appear; (ii) property insurance against hazards covered by an all risk coverage insurance policy (including fire, extended coverage, vandalism, malicious mischief and sprinkler leakage) as Landlord may reasonably, from time to time, require, covering all fixtures and equipment, stock in trade, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about the Premises to the extent of at least 100% of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies; and (iii) worker's compensation insurance covering all persons employed by Tenant or in connection with any work performed by Tenant. Said Comprehensive General Liability Insurance shall also contain provisions for contractual liability insurance under the comprehensive general liability section of the insurance certificate in an amount not less than One Million ($1,000,000) Dollars, and business interruption insurance covering Tenant's business. All of Tenant's insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. All policies required pursuant to this Section 18.01 or duly executed certificates for the same shall be deposited with Landlord not less than 10 days prior to the day Tenant is expected to take occupancy and upon renewals of said policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefor. Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, or required to be carried, or as to any coverage which Landlord agrees need not be carried, the party suffering a loss, releases the other from any and all claims with respect to such loss; and each party further agrees that its insurance companies shall have no right of subrogation against each other or its agents on account thereof.

      18.02. Tenant shall pay on demand any increase in premiums that may be charged on insurance carried by Landlord resulting from Tenant's specific manner of use or occupancy of the Premises as distinguished from the Permitted Use generally, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use or occupancy or vacancy of the Premises, a schedule or "makeup" rate of the organization issuing the fire insurance, extended coverage, vandalism, and malicious mischief, special extended coverage or any or all risk insurance rates for the Demised Premises or any rule books issued by the rating organization or similar bodies or by rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Premises and the Building. If, due to the (i) specific manner of occupancy rather than the Permitted Use generally or (ii) abandonment, or (iii) Tenant's failure to occupy the Demised Premises as herein provided, any such insurance shall be cancelled by the insurance carrier, then, in any of such events Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance. Tenant also shall pay any increase in premiums on such rent insurance as may be carried by Landlord for its protection against rent loss through fire or other casualty, if such increase shall result from any of the foregoing events.

      18.03 Landlord shall maintain, during the Term of this Lease, (i) commercial general liability insurance with a limit of not less than $20,000,000 per occurrence and/or in the aggregate, and (ii) property insurance against hazards covered by an all-risk insurance policy covering the Building for not less than 80% of the full replacement value thereof, and (iii) workers compensation insurance (as required by law).

                                   ARTICLE XIX

                             Services and Equipment

      19.01. Landlord will provide ingress to and egress from the Building and the Demised Premises and to all common area bathrooms and hallways 24 hours per day, 7 days per week.

      19.02. Landlord, at its cost and expense, shall maintain, replace, as necessary in Landlord's reasonable discretion, operate and keep in good working order and repair the air-conditioning, heating and ventilating systems servicing the Common Areas of the Building. Subject to any applicable policies or regulations adopted by any utility or governmental authority, the aforesaid systems shall be operated by Landlord during normal business hours on normal business days (as said terms are hereinafter defined) when seasonably required as determined by Landlord. Landlord, at its cost and expense, shall maintain, replace as necessary in Landlord's reasonable discretion, operate and keep in good working order and repair the air conditioning, heating and ventilating systems servicing the Demised Premises. Notwithstanding the foregoing, all damage or injury to the aforementioned systems caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees shall be promptly repaired by Tenant in a commercially reasonable manner.

      19.03. INTENTIONALLY OMITTED.

      19.04. In the event Tenant requires supplemental heating, ventilation and air conditioning, such additional equipment will be installed by Landlord, at Tenant's sole cost and expense, provided that, in Landlord's reasonable judgment, same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs, or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate for the cost incurred in operating such additional equipment. Tenant shall hire, at its own cost and expense, a reputable service contractor to maintain and repair any supplemental heating, ventilation and air conditioning equipment that exclusively services the Demised Premises, and Tenant shall supply Landlord with copies of service or maintenance contracts entered into with such contractor. Landlord shall have no responsibility for the maintenance, repair or operation of such supplemental equipment.

      19.05. Landlord shall furnish, at its cost and expense, water for ordinary lavatory, drinking and office cleaning purposes only. The cost of heating water for use or consumption in connection with the operation of any dining or kitchen areas located in the Demised Premises, if so permitted by Landlord as hereinafter provided, shall be at a reasonable additional charge to Tenant. If Tenant requires, uses or consumes water for any other purpose or in unusual quantities (of which fact Landlord shall be the sole judge) Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to measure Tenant's water consumption and Tenant shall pay for all water consumed as shown on said meter (or as determined by survey) as Additional Rent as and when the bills are rendered and in default in making such payment, Landlord may pay such charges and collect same from Tenant. If a water meter is so installed, Tenant covenants and agrees to pay its Pro Rata Share of the sewer rents and all other charges which are now or hereafter assessed, imposed or may become a lien on the Demised Premises, or the Building. Such a meter shall also be installed and maintained at Tenant's sole expense if required by applicable law or governmental regulation or order.

      19.06. No sign or signs, except in uniform style and uniform location as fixed by Landlord in its signage specification attached hereto as Exhibit E, will be permitted in the public corridors, or on corridor doors or entrances, or on exterior windows or other glass to the Demised Premises. No sign shall be affixed or installed by Tenant in or outside of the Demised Premises without the prior written consent of Landlord. Tenant agrees to promptly remove such signage if Landlord undertakes any renovations or design improvements and Landlord determines that such signage interferes with or is inconsistent with such subsequent renovations or improvements. If Landlord elects to remove such signage or any signage not approved by Landlord, and Tenant has failed to remove such signage after notice by Landlord, Tenant shall, upon five (5) days' notice from Landlord, pay Landlord all costs and expenses, together with interest, for the removal and restoration of same.

      19.07. For the purpose of this Article, "normal business hours" for the Demised Premises shall be from 7:00 A.M. to 7:00 P.M. on weekdays and from 9:00 A.M. to 1:00 P.M. on Saturdays. Normal business hours shall be observed on "normal business days," which shall be all days except Sundays and those holidays listed on Exhibit "F" annexed hereto.

      19.08. Landlord reserves the right to interrupt, curtail or suspend services of the water, heating, air-conditioning, ventilating, elevator, plumbing and electric systems, when necessary for repairs or alterations which, in the reasonable judgment of Landlord are desirable or necessary to be made, or when required by any governmental law, order or regulation, or for any other cause beyond the reasonable control of Landlord, until such time as said repairs or alterations shall have been completed. Landlord shall have no responsibility or liability for failure to supply heat, water, air-conditioning, elevator, plumbing, electric, cleaning and janitor services during said period, or when prevented from so doing by strikes, accidents, or by any cause beyond Landlord's control or by governmental laws, orders, or regulations or failure of a suitable fuel supply, or inability by exercise or reasonable diligence to obtain suitable fuel. Landlord will use reasonable efforts to remove or eliminate the cause of any such failure as promptly as possible, and will perform said work in such manner as to cause reasonably minimal interference with Tenant's use and enjoyment of the Demised Premises. No diminution or abatement of Base Rent, Additional Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this cause any of Tenant's obligations hereunder to be affected or reduced by reason of such interruption, curtailment or suspension, unless the Demised Premises remains untenantable for a period in excess of three (3) days after notice to Landlord of such condition, in which case, Tenant shall be entitled to make a claim for an allowance for a diminution of rental value. In no event, however, may Tenant be entitled to use such allowance as a set off to rent or assert as a defense or in a counterclaim, Landlord's failure to pay such allowance.

      19.09. Landlord shall render bills concerning all services provided to Tenant by Landlord which costs are the responsibility of Tenant to pay pursuant to the terms of this Article, with all such sums so billed due and payable by Tenant as Additional Rent within thirty (30) days after the date said bill shall have been rendered to Tenant. The costs of such services shall include Landlord's actual out-of-pocket costs paid to third parties, excluding Landlord's personnel salaries and benefits.

      19.10. Except as expressly provided hereinbelow, Tenant shall have no right to maintain any facilities in the Demised Premises for cooking or the preparation of food in any form without the prior written consent of Landlord. Without limiting the generality of the foregoing, Tenant shall not install or maintain in the Demised Premises a gas or electric range, electric ovens, hot plates or so-called Dwyer kitchen units. Tenant shall have the right to maintain an employee food area as more particularly shown on the plans annexed to this Lease, which area may include a refrigerator, coffee machine, microwave, and a machine for the making of hot beverages, provided the electric consumption thereof does not exceed the capacity of the electric service to the Demised Premises.

      19.11. Cleaning, trash removal for normal business operations and janitorial services for the Demised Premises shall be provided by Landlord at its sole cost and expense in accordance with the standards and schedule set forth in Exhibit G hereto.

                                   ARTICLE XX

                              Rules and Regulations

      20.01. Tenant shall observe strictly with the rules and regulations set forth in Exhibit "H" annexed hereto and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt on prior notice to Tenant (such rules and regulations as have been or may hereafter be adopted or amended are hereinafter the "Rules and Regulations"). Rules and Regulations shall be uniformly applied by Landlord to all tenants in a non-discriminatory manner. Any conflict between the Rules and Regulations and the terms of this Lease shall be resolved in favor of this Lease, which shall be controlling.

                                   ARTICLE XXI

                              Liability of Landlord

      21.01. Landlord or its employees, agents or managing agents shall not be liable for any damages or injury to property of Tenant or of any other person, including property entrusted to employees of Landlord, nor loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever arising from the acts or neglect of any Tenant, occupant, invitee or licensee of the Building, nor for any consequential damages or loss of business suffered by Tenant, or from any other cause whatsoever, unless caused by the unlawful or negligent act or omission of Landlord, its employees or agents, nor shall Landlord or its agents, employees, or managing agents be liable for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building. Notwithstanding the foregoing, in no event shall Landlord be liable for any loss or damage for which Tenant has, or is required hereunder to carry, insurance.

                                  ARTICLE XXII

                           Indemnification of Landlord

      22.01. Tenant shall indemnify and save Landlord and its employees, agents (including, but not limited to managing agents) harmless from and against (i) any and all claims against Landlord of whatever nature arising from any act, omission or negligence of Tenant, its contractors, licensees, subtenants, agents, servants, employees, invitees or visitors, (ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Demised Premises, (iii) all claims against Landlord arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about the Building where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents, employees, subtenants, invitees or visitors, and (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed, subject to reciprocal waiver of subrogation contained in paragraph 18.01. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, consequential damages, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon (including, without limitation, attorneys' fees), and the defense thereof.

                                  ARTICLE XXIII

                           Parking and Common Area Use

      23.01. Subject to the Parking Area Rules and Regulations annexed hereto as part of Exhibit "E", Tenant and its employees, agents, visitors and licensees shall be permitted to park in the parking lots serving the Building. Tenant understands that except as otherwise expressly provided herein the parking spaces shall not be reserved but shall be available on a first-in basis. Tenant's servants, employees, agents, visitors, and licensees shall park their passenger vehicles, trucks or delivery vehicles only in areas designated by Landlord as areas for such parking. All posted signs governing the use of parking must be honored. Landlord retains the right to ban specific licensed cars from all parking facilities in the event of multiple violations by specific cars driven by Tenant, its employees, its invitees or others who claim to be on Landlord's premises for purposes of visiting or performing functions on behalf of Tenant. Notwithstanding anything to the contrary herein, (i) Tenant shall have the exclusive use of twenty-five (25) assigned parking spaces to the Building at no additional charge in the location as more particularly shown on
Exhibit I annexed to this Lease, and (ii) Tenant shall have the use of a minimum of one hundred sixty (160) parking spaces, at no additional charge on a general unassigned basis within the area shown on Exhibit I. Landlord shall have no responsibility for maintaining or removing vehicles from any such parking spaces. Landlord shall, at Landlord's sole cost and expense, maintain, repair and replace the parking lot and the Common Areas in such manner as Landlord determines from time to time and in a reputable manner as would a prudent Landlord of a project that is reasonably similar in tenant mix, size, age and location including (without limitation) snow and ice removal, salting and sanding, parking lot cleaning, clearing, paving, striping, and resurfacing, lighting, poles, fixtures, traffic control devices and markings, sidewalks, fire lanes, hydrants, curbs, curb blocks and railings, landscaping, plantings, shrubbery, holiday decorations, sumps, fountains and retainage ponds, to the extent any exist.

                                  ARTICLE XXIV

                                Right to Perform

      24.01. If Tenant shall default in the observance or performance of any obligation of Tenant under this Lease, beyond any applicable notice and cure periods, then, unless otherwise provided elsewhere hereunder, Landlord may immediately or at any time thereafter without notice perform such obligation of Tenant without thereby waiving such default. If Landlord, in connection therewith incurs any costs including, but not limited to, attorneys fees in instituting, prosecuting or defending any action or proceeding, such costs with interest at the rate of twelve (12%) percent per annum, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five
(5) days of rendition of any bill or statement to Tenant therefor.

                                   ARTICLE XXV

                                    Defaults

      25.01. Tenant shall be deemed in default of the obligations to be performed by it pursuant to the provisions of this Lease if Tenant shall fail to make payment of the Base Rent, or of any item of Additional Rent, or of any other payment reserved herein within the time provided in this Lease for payment of same to be made, and said failure continues for a period of five (5) days after written notice thereof is given by Landlord, or if Tenant shall fail to fulfill any of the covenants of this Lease (other than the covenants for the payments reserved herein) and said failure shall continue for a period of ten
(10) days after written notice thereof is given by Landlord specifying such failure (or, in the case of a default or omission the nature of which cannot be completely cured or remedied within ten (10) days, and Tenant shall not have diligently commenced curing such default within said ten (10) day period and not thereafter with reasonable dispatch and diligence and in good faith proceeded to remedy or cure such default, all in Landlord's sole judgment), or if Tenant shall fail to take possession of the Demised Premises within forty-five (45) days after the Commencement Date, or if the Demised Premises shall become abandoned, or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, and not repaired; or if any execution or attachment shall be issued against Tenant and not dismissed or satisfied within sixty (60) days. In the event of such a default by Tenant, Landlord may give five (5) days notice of its intention to end the Term of this Lease ("Notice of Termination") and thereupon at the expiration of said five (5) days, the Term of this Lease shall expire. Tenant shall then quit and surrender the Demised Premises, but shall remain liable as hereinafter provided.

      25.02. If the Notice of Termination shall have been given and the Term hereof shall expire as aforesaid, then and in such event Landlord may without additional notice re-enter the Demised Premises, either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupant of the Demised Premises by summary proceedings or otherwise and remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant and its legal representative or other occupant of the Demised Premises hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, then Landlord may cancel and terminate such renewal or extension.

      25.03. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, as aforesaid, (i) the Base Rent and Additional Rent due at the time of said default shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration, together with such reasonable expenses as Landlord may incur for legal expenses, attorneys fees, brokerage fees and/or putting the Demised Premises in good order or for preparing the same for re-rental; (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in its own name or otherwise, for a term or terms which may, at its option, be shorter or longer than the period which would otherwise have constituted the remainder of the Term of this Lease and may grant concessions or free rent, to such extent as Landlord in Landlord's sole judgment considers advisable and necessary to re-let the same; and (iii) Tenant or its successors shall also pay to Landlord as liquidated damages for the failure of Tenant to observe and perform its covenants contained herein any deficiency between the Base Rent and Additional Rent hereby reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises or parts thereof for each month of the period which would otherwise have constituted the remainder of the Term of this Lease; and (iv) that Tenant or its successors shall also pay to Landlord Base Rent and Additional Rent payable by Tenant to Landlord for any period during which Landlord shall have given to Tenant any abatement of Base Rent and/or Additional Rent pursuant to the provisions of this Lease. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing the aforesaid liquidated damages, there shall be added to said deficiency such expenses as Landlord shall incur in connection with such re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for restoring the Demised Premises to or keeping same in good working order. Any such liquidated damages shall be paid in monthly installments on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Upon Landlord's permitted entry hereunder, Landlord, at its option, may make such alterations, repairs, replacements and decorations in the Demised Premises as Landlord, in its sole judgment, considers advisable or necessary for the purpose of re-letting the Demised Premises, and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or, in the event that the Demised Premises are re-let, for reasonable failure to collect the rent thereof under such re-letting, and, in no event shall Tenant be entitled to receive any excess of such net rent collected above the sums payable by Tenant to Landlord hereunder. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation of Tenant of any of the covenants and conditions of this Lease, or otherwise. It is expressly stipulated and agreed that Tenant shall be and remain liable for all of its obligations under this Lease following termination, eviction or abandonment, it being understood and agreed that, anything contained in this Lease to the contrary notwithstanding, that Landlord has no duty to mitigate Tenant's damages and may simply leave the Demised Premises vacant until the end of the originally stated Term and demand all rent from Tenant.

      25.04. It is stipulated and agreed that in the event of the termination of this Lease pursuant to the provisions of this Article, Landlord shall forthwith, notwithstanding any other provisions of this Article or of this Lease to the contrary, be entitled (in addition to all other rights and remedies at law or in equity or elsewhere provided in this Lease) to recover from Tenant as and for liquidated damages an amount equal to the excess of Base Rent for the unexpired portion of the Term of this Lease over the fair market rental value of the Demised Premises, if lower than the rent reserved, at the time of termination, for the unexpired portion of the Term of this Lease, discounted at the rate of four (4%) percent per annum to present worth, except that if such termination of the Lease occurs prior to the fifth (5th) anniversary date of the Commencement Date, the aforementioned calculation shall not include the last five and one-half (5 1/2) years of the Lease as part of the unexpired portion of the term of this Lease, but included in any such payment to Landlord shall be the Termination Payment similarly discounted to present worth from the fifth anniversary of the Term to the date of payment. Nothing contained herein shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Demised Premises, the rent realized by any arms-length re-letting, if re-letting be accomplished by Landlord within such a reasonable time after the termination of this Lease, shall be deemed, prima facie evidence of the fair market rental value.

      25.05. For the purposes of this Article, any notice required to be given by Landlord under the provisions of this Article may be given by either Landlord or by Landlord's managing agent or attorneys.

                                  ARTICLE XXVI

                           Covenant of Quiet Enjoyment

      26.01. Landlord covenants that upon Tenant's paying the Base Rent and Additional Rent and other sums due under this Lease and observing and performing all of the terms, conditions, rules and covenants herein on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease and any ground leases, or other leases, mortgages and instruments to which this Lease is subordinate pursuant to the provisions hereof, including any and all extensions and modifications of all of the foregoing.

                                  ARTICLE XXVII

                                    Brokerage

      27.01. Landlord and Tenant each represents to the other that it has dealt with Cushman & Wakefield of Long Island, Inc., and Real Estate Strategies, Inc. (collectively the "Broker") in connection with this Lease and Landlord and Tenant hereby agree to indemnify and hold the other harmless of and from any and all losses, costs, damages or expense (including, without limitation, attorneys' fees and disbursements) incurred by either party by reason of any claim of or liability to any other broker who claims to have dealt with Tenant in connection with this Lease. Landlord shall pay Broker, such brokerage fee as may be due it pursuant to and in accordance with Landlord's separate agreement with Broker.

                                 ARTICLE XXVIII

                              Estoppel Certificate

      28.01. Each party shall, at any time and from time to time, without cost or charge, at the request of the other party, upon not less than five (5) days' notice, if given in person, or ten (10) days notice, if given by mail, execute and deliver to the other a certificate evidencing whether or not

            (a) this Lease is in full force and effect (or if there have been any modifications or amendments hereof, that the same is in full force and effect as modified or amended, as the case may be, and submitting copies of such modifications or amendments, if any);

            (b) there are any existing defaults hereunder to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any;

            (c) the dates to which the Base Rent and any Additional Rent and all other charges payable hereunder have been paid;

            (d) whether or not, to the best knowledge of the signer, the other party is in default in the performance of any of its obligations under the Lease, and, if so, specifying each such default of which the signer may have knowledge; and

            (e) any improvements required to be made by Landlord have been completed in accordance with the terms of this Lease.

      28.02. It is agreed by the parties hereto that the certificate referenced in Sections 28.01 and 28.02 hereof may be relied upon by anyone with whom the party requesting such certificate may be dealing.

                                  ARTICLE XXIX

                              Surrender of Premises

      29.01. Upon expiration or other termination of the Term of this Lease, Tenant shall (i) quit and surrender to Landlord the Demised Premises vacant, broom clean, in good order and condition, normal wear and tear excepted, and
(ii) remove all its property therefrom, except as otherwise expressly provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease falls on a Sunday, this Lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the previous business day.

      29.02. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay, if Tenant holds over for more than three (3) months after the expiration or sooner termination of the Term of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the Base Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term of this Lease, then Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the Term of this Lease, a sum equal to one and one-half (1.5) times the aggregate of that portion of the Base Rent and

Additional Rent which was payable under this Lease during the last month of the term hereof which for any holdover up to three (3) months shall be liquidated damages for Tenant's holding over for up to three (3) months following the expiration or sooner termination of the Term. Nothing contained herein shall be deemed to permit Tenant to retain possession of the Demised Premises after expiration of the Term of this Lease and the provisions of this Article shall survive the expiration or sooner termination of the Term of this Lease

                                   ARTICLE XXX

                               Partial Invalidity

      30.01. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                  ARTICLE XXXI

                             No Waivers by Landlord

      31.01. Except as otherwise provided in this Lease, no act or thing done by Landlord or its agents during the term hereof shall constitute an eviction by Landlord, nor shall same be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The delivery of keys to an employee of Landlord or of its agents shall not operate as a termination of this Lease or a surrender of the Demised Premises.

      31.02. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or the failure of Landlord to insist upon the strict performance by Tenant or any other tenant, of the Rules and Regulations annexed hereto or hereafter adopted by Landlord shall not prevent a subsequent act or omission by Landlord or Tenant which would have originally constituted a violation, from having all the force and effect of an original violation.

      31.03. The receipt by Landlord of rent with knowledge of breach of any covenant of this Lease shall not be deemed a waiver of such breach.

      31.04. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without any prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease.

                                  ARTICLE XXXII

                                Waivers by Tenant

      32.01. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all rights and privileges which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after having-been dispossessed or ejected therefrom by process of law or after the termination of this Lease as provided herein.

      32.02. In the event Landlord commences any summary proceeding (whether for nonpayment of rent, or for Tenant's holding-over, or otherwise), or an ejectment action to recover possession of the Demised Premises, or other action for non-payment of rent, or for a breach of any of the covenants and conditions hereunder, Tenant covenants and agrees that it will not interpose any counterclaim or set-off in any such action or proceeding, or seek by consolidation or otherwise to interpose any counterclaim or set-off unless the failure to assert same would constitute a waiver of such counterclaim or set-off by Tenant and Landlord fails to waive the right to assert such waiver in writing. To the extent permitted by applicable law, Tenant hereby waives trial by jury and agrees that Tenant will not interpose any counterclaim or set-off of whatsoever nature or description in any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, any claim of injury or damage, any claim of failure to provide services, or any emergency or other statutory remedy with respect thereto unless the failure to assert same would constitute a waiver of such counterclaim or set-off by Tenant. Any claim that Tenant may have against Landlord shall be separately prosecuted and Tenant waives a trial by jury relative thereto. The provisions of this Article shall survive the breach or termination of this Lease.

      32.03. In the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

                                 ARTICLE XXXIII

                                   Exculpation

      33.01. Notwithstanding anything to the contrary contained herein, Tenant shall look solely to the interest of Landlord in the Building, the Land and insurance coverage for the satisfaction of any of Tenant's remedies with regard to the payment of money or otherwise, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises, such exculpation of personal liability to be absolute.

                                  ARTICLE XXXIV

                        Effect of Conveyance by Landlord

      34.01. Tenant agrees that from and following a transfer by Landlord of its interest in the Building, by sale, lease or otherwise, Tenant shall look solely to Landlord's successor (and such successor's interest in this Building) for satisfaction of Landlord's liabilities hereunder that accrue after the date of such transfer.

                                  ARTICLE XXXV

                                     Notices

      35.01. Any notice permitted or required to be given by the terms of this Lease, or by any law or governmental regulation, shall be in writing. Unless otherwise required by such law or regulation, such notice shall be given, and shall be deemed to have been served and given (a) two (2) business days after deposited by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or (b) delivered by hand or (c) one (1) business day after deposited with a reputable overnight carrier for next business day deliver. All such notices shall be addressed to Landlord or Tenant (to the attention of General Counsel) at the Demised Premises. A copy of all notices sent to Tenant shall also be sent to Benjamin Weinstock, Esq., Ruskin, Moscou, & Faltischek, P.C., EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556 and to Tenant at the Premises to the attention of Chief Financial Officer. All notices to Landlord shall also be addressed to Landlord at 485 West Putnam Avenue, Greenwich, Connecticut 06830,
Attn: Lynne Ward, with a copy to Cushman & Wakefield of Long Island, Inc., at 401 Broad Hollow Road, Suite 301, Melville, New York 11747, Attention: David Leviton, as Managing Agent of the Building. A copy of all notices sent to Landlord shall also be sent to Farrell Fritz, P.C., EAB Plaza, 14th Floor, West Tower, Uniondale, New York, 11556-0120, Attention: Robert V. Guido, Esq. Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it such party. Any notices required or permitted to be given by Landlord hereunder may be validly given by Landlord's attorneys.

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

                                  ARTICLE XXXVI

                                    Security

      36.01. Tenant shall deposit with Landlord upon execution of this Lease an Initial Letter of Credit in the sum of $540,000 in form and content satisfactory to Landlord.

            a. The Letter of Credit shall be, among other things:

                  (i) subject to the Uniform Customs and Practices for Documentary Credits (International Chamber of Commerce,
                        1993);

                  (ii)  irrevocable and unconditional;

                  (iii) conditioned for payment solely upon presentation of the
                        Letter of Credit and a sight draft alleging Tenant's default; and

                  (iv) transferable one or more times by Landlord (only to owner of the Land and/or Building or the holder of any mortgage or other security interest of the Building and/or Land and at Landlord's cost) without the consent of Tenant.

            b. Tenant acknowledges and agrees that it shall pay upon Landlord's demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to the addition, deletion, or modification of any beneficiaries under the Letter of Credit.

            c. The Letter of Credit shall be issued by JPMorgan Chase.

            d. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than thirty (30) months from the date upon which Tenant shall take occupancy of the Demised Premises, (or annually thereafter through the Expiration Date, if Tenant elects to extend the letter of credit as provided hereinbelow) unless written notice of nonrenewal has been given by the issuing bank to Landlord and Landlord's attorney by registered or certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the then current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the then current period, then, in addition to its rights granted hereunder Landlord shall have the right to draw on the existing Letter of Credit.

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

            e. Landlord may use, apply or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the case security deposit, as set forth in this Section 36.01.

            f. The Letter of Credit shall permit partial draws thereon;

            g. If Landlord partially draws down the Letter of Credit, Tenant shall, within ten (10) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

            h. Tenant hereby agrees to cooperate with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments to, and any replacements of, the Letter of Credit as Landlord may reasonably request to carry out the terms and conditions of this Section 36.01.

      Upon the expiration of the thirty (30) month period specified in subsection (d) of this Section 36.01, the Letter of Credit shall be replaced by Tenant with a cash deposit equal to three (3) months of the then current monthly Base Rent or Tenant may elect to maintain the Letter of Credit, in the amount of $250,000. If Tenant elects to replace the Letter of Credit with a cash deposit, whenever the monthly Base Rent increases, Tenant will increase said security deposit so that the cash security deposit always equals three (3) months of the then current Base Rent. It is agreed that in the event Tenant defaults beyond the expiration of any notice and cure periods in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the sum stipulated above. Tenant acknowledges that, pursuant to General Obligations Law Section 7-103 (2), Landlord shall place Tenant's security deposit, if a cash security deposit, in an interest bearing account and, Tenant is not entitled to any interest thereon shall become part of the deposit, less a one (1%) percent administrative charge.

      36.02. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security deposit shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of the entire possession of the Demised Premises to Landlord. In the event of a sale of the Building or a master leasing of the Building, Landlord shall have the right to transfer the security to the vendee, or master lessee. Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new landlord solely for the return of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the

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

monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                 ARTICLE XXXVII

                             Successors and Assigns

      37.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, distributees, executors, administrators, successors and, except as provided herein, their assigns.

                                 ARTICLE XXXVIII

                         Entire Agreement; Modification

      38.01. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and no representation, promise, inducement or statement of intention relating to the transactions contemplated by this Agreement has been made by any party which is not set forth in this Agreement. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                                  ARTICLE XXXIX

                                   Arbitration

      39.01 Either party to this Lease may elect, in the manner hereinafter provided, to have any dispute expressly determinable by arbitration pursuant to the provisions of this Lease submitted to arbitration. Such election shall be exercised by either party giving the other party a notice requesting such arbitration, which notice shall specify the nature of the dispute and the identity of the arbitrator chosen by said party.

      39.02 Within fifteen (15) days after the service of the notice specified in Section 39.01 hereof, the other party shall give written notice to the first party specifying the identity of its arbitrator. If the second party fails to notify the first party of the appointment of its arbitrator within said period, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed; and if, within thirty (30) days after the second arbitrator is appointed, the said two arbitrators shall not agree upon the question in dispute, they shall themselves appoint a third arbitrator, who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves, if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request such appointment by the

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

American Arbitration Association, from a national panel of real estate industry arbitrators in accordance with its rules then prevailing. The decision of the arbitrators so chosen shall be given within a period of sixty (60) days after the appointment of such third arbitrator. The decision in which any two arbitrators so appointed and acting hereunder concur shall be binding upon the parties. Each party shall pay the fees and expenses of the arbitrator appointed by such party, or in whose stead, as above provided, such arbitrator was appointed; and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. The arbitration shall be conducted by, pursuant to, and under the auspices of the American Arbitration Association in accordance with the arbitration rules for the real estate industry and shall take place in Nassau County, New York.

                                   ARTICLE XL

                             Medical and Toxic Waste

      40.01 Tenant acknowledges that Tenant shall be solely responsible for the proper and legal disposal of all medical, toxic and so-called "red bag" waste, as same may be defined from time to time, by all regulatory authorities having jurisdiction. Landlord shall have no liability to any person or entity in this regard. Tenant shall comply with all regulations issued by the federal government, New York State, the County of Nassau, or any other agency, municipality or regulatory authority having jurisdiction with respect to the generation, storage and disposal of such waste. In addition, Tenant shall be required, at its own cost and expense to contract with a licensed medical and toxic waste disposal company for the disposal of all syringes, needles and other medical, toxic and red bag waste. Tenant shall furnish Landlord with a copy of the contract and renewals thereof. Failure (a) to maintain the aforesaid contract continuously and to furnish Landlord with evidence that the contract is in full force and effect, or (b) to properly dispose of all medical, toxic and red bag waste, shall be a material default under this Lease. Any failure by Landlord to take any action with respect to obtaining from Tenant all contracts and renewals, shall in no way relieve Tenant of its responsibility to provide same and to dispose of all such medical, toxic and red bag waste pursuant to all applicable law. Tenant shall, and does hereby, indemnify Landlord and holds Landlord harmless from any damage, loss, liability, claims, actions or proceedings, including, but not limited to, attorneys fees and any fines or penalties, arising out of or relating to Tenant's failure to perform any obligation under this Article. This Article shall survive the termination or expiration of this Lease.

                                   ARTICLE XLI

                               Captions/Recording

      41.01. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provisions hereof.

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

      41.02. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon request by Landlord, shall join in the execution of a memorandum of this Lease which memorandum may be recorded by Landlord.

                                  ARTICLE XLII

               Building and Parking Lot Alterations and Management

      42.01. Landlord shall have the right, at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, parking areas or other public parts of the Building or adjoining land area, and to change the name, number or designation by which the Building may be known; provided however, that changes to the entrances to the Building shall not materially and adversely affect Tenant's manner of access to the Demised Premises. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord or by reason of Landlord's imposition of such controls of the manner of access to the Building by Tenant's visitors, as Landlord may deem necessary for the security of the Building and its occupants.

                                  ARTICLE XLIII

                                  Storage Space

      43.01 Landlord will provide tenant with 400 square feet of storage space (the "Storage Space") as more particularly shown on Exhibit J attached hereto. The utilities servicing the Storage Space shall be sub-metered in accordance with the terms of Article 11 of this Lease. Except as otherwise provided herein, Tenant may use said space solely for the purposes of storage. Landlord will provide Tenant in such space only with fluorescent light fixtures, heat, duplex receptacles and a sealed concrete floor. The basic annual rental rate for this space shall be $6,000, payable monthly on the first day of each month at the rate of $500.00, subject to the same percentage annual escalations for the Base Rent for the second through the fifth Lease Years provided in Article 14 of this Lease and the real estate tax escalations provided in Article 15. Except as otherwise provided below, late payments are subject to interest and other charges as provided in the Lease. The demise of said space shall be co-terminus with the term of this Lease. Landlord shall have no responsibility for the security of the contents of said Storage Space, and all risks are expressly assumed by the Tenant.

                                  ARTICLE XLIV

                                Expansion Option

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

      44.01 So long as Tenant is (i) in possession of and carrying on business in the whole of the Demised Premises in accordance with the terms of this Lease, and (ii) not in default of any obligations under this Lease, then Landlord hereby agrees for a period of one (1) year from the Commencement Date (the "Offer Space Period") to provide Tenant a right to lease (the "Offer Right") all or any part of the additional 60,000 square feet of office space shown on Exhibit K annexed to this Lease upon the terms set forth hereinbelow (the "Offer Space"). If Tenant desires to exercise the Offer Right, it will designate the amount and location of the Offer Space before the expiration of the Offer Space Period by giving Landlord notice of such election, including the amount of the Offer Space Tenant desires to lease, which amount may not be less than 10,000 square feet or more than 60,000 square feet (the "Designated Offer Space"). If prior to the Offer Space Period, Landlord desires to rent any part of the Offer Space to another tenant, Landlord will first give Tenant thirty (30) days notice thereof. In such event, Tenant must send its notice of intent to the lease the Designated Office Space to Landlord no later than fifteen (15) days subsequent to the date of receipt by Tenant of Landlord's notice. Landlord shall thereupon lease the Designated Offer Space to Tenant upon the same terms and conditions of this Lease except that : (i) the Base Rent shall be proportionately adjusted to reflect the same rent per square foot as currently being paid for the premises leased under this Lease with annual increases in Base Rent to continue at the same percentage increase as provided in this Lease for the original space, (iii) a proportionate adjustment shall be made to Tenant's Pro Rata Share, (iv) Landlord's Work for the Offer Space to be substantially the same as the work set forth in of Exhibit C for the Demised Premises under this Lease and Tenant's occupancy and obligations to pay rent for the Offer Space will not commence until such work has been completed to the same extent and upon the same terms as completion is required for Tenant's original occupancy of the original space;
(v) a proportionate increase in non-exclusive and reserved parking spaces in areas to be reasonably determined by Landlord, (vi) a proportionate increase in the security deposit, or the Letter of Credit, if any (vii) a proportionate increase in the Termination Payment, which increase shall be based on $17.57 per square foot for the Designated Offer Space and, (viii) there shall be no abatement of the Base Rent for the Designated Offer Space. Notwithstanding anything to the contrary herein, the configuration and location of the Designated Offer Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld or delayed. Upon Tenant's taking occupancy of the Designated Offer Space, the Designated Offer Space shall form a part of the Demised Premises and the terms of this Lease, as modified hereinabove, shall govern the tenancy of the Designated Offer Space, without need for the execution of any additional lease or other documentation except as may be required by law.

      44.02 If Tenant fails to submit written notification of its election to lease the Offer Space within the aforementioned fifteen (15) day period after notice of the Landlord's intention to rent the space to another tenant, or if at the expiration of the Offer Space Period, Landlord has not notified Tenant of Landlord's desire to lease any portion of the Offer Space, then Tenant shall be deemed to have waived forever its right of offer to lease hereby granted in
Section 44.01 above and Landlord shall be free to lease any or all of the Offer Space to any other party.

                                   ARTICLE XLV

                                  Miscellaneous

      45.01. Tenant shall not at any time prior to or during the Term of this Lease, either directly or indirectly, use any contractors, laborers or materials the use of which would create any conflicts with other contractors and/or laborers employed by Tenant or Landlord in the construction, maintenance or operation of the Demised Premises or the Building. All work performed by or on behalf of Tenant shall be done in a workmanlike manner using building standard material.

      45.02. This Lease supersedes all prior leases between Landlord and Tenant with respect to any of the space included within the Demised Premises.

      45.03. This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon Landlord unless and until the Lease is approved by the holder of any superior leasehold mortgage and Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

      45.04. Provided that this Lease is in full force and effect, Landlord shall use commercially reasonable efforts, to make available to Tenant (subject to Tenant's payment of the fees applicable for such use), within six (6) months of the Commencement Date for Tenant's employees, guests and invitees, a pay cafeteria food service facility serving hot and cold food and beverages for breakfast and lunch located in the Building or adjoining building. The use of such facility shall be subject to reasonable rules and regulations of Landlord, now or hereafter imposed, as to manner of usage, frequency of usage, and such other similar rules and regulations as Landlord shall, from time to time, impose on a uniform basis. If the existing operator ceases to operate during the term of this Lease, Landlord shall use commercially reasonable efforts to replace said operator, to operate a food service facility in the Building or adjoining building.

      45.05. Tenant shall have the right, at its sole cost and expense, to install and maintain an emergency generator in such area as Landlord may approve, subject to (a) Landlord's right to consent as to the details of such generator, including the installation of same, which consent shall not be unreasonably withheld, and (b) compliance by Tenant with any and all applicable government or quasi-government requirements. Tenant's maintenance obligations shall include, but not be limited to, any repairs to the building due to damage caused by the installation of the generator. Any changes to the Building systems required for the use of such generator shall be subject to Landlord's consent, which consent shall not be unreasonably withheld and any cost incurred by Landlord for the use of such generator shall be promptly reimbursed by Tenant. Landlord shall not be liable or responsible to Tenant for any claim, loss, damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect, however caused in the character, quantity or supply of electric current for Tenant's use of such generator. Nothing shall be construed herein to modify or amend

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

any of the terms or conditions of Article 12 of this Lease, including, but not limited to, any limitations on the amount of wattage being provided to Tenant.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Dated: _____________           LANDLORD:

                               I.PARK LAKE SUCCESS LLC,
                               a Delaware limited liability company

                                    By:   I.Park Holdings LLC,
                                          a Delaware limited liability company,
                                          its Managing Member

                                               By:   i.Park Investments, Inc.,
                                                     a Delaware corporation,
                                                     its Managing Member

                                                         By:____________________
                                                              Name:
                                                              Title:

Dated: ______________             TENANT:

                                  DEALERTRACK, INC.

                                  By:__________________________

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